Exhibit 4.4

PUGET SOUND POWER & LIGHT COMPANY

TO

OLD COLONY TRUST COMPANY,

OF BOSTON,

                                                                                                  TRUSTEE

FORTY-FIRST SUPPLEMENTAL INDENTURE

Dated as of December 1, 1954

Supplemental to and modifying First Mortgage

Dated as of June 2, 1924.

(Not Part of Indenture)

THIS FORTY-FIRST SUPPLEMENTAL INDENTURE, made as of the first day of December, 1954, by and between Puget Sound Power & Light Company, a corporation duly organized and existing under and by virtue of the laws of the Commonwealth of Massachusetts (hereinafter sometimes called the “Company”), party of the first part, and Old Colony Trust Company, a corporation duly organized and existing under and by virtue of the laws of the Commonwealth of Massachusetts and having its principal office in the City of Boston, in said Commonwealth (hereinafter sometimes called the “Trustee”), as Trustee under the First Mortgage (originally, and before modification thereof by certain supplemental indentures, called “First and Refunding Mortgage”) from Puget Sound Power & Light Company dated as of June 2, 1924 (said Mortgage being hereinafter sometimes called the “Original Mortgage”), as supplemented and modified by all indentures supplemental thereto heretofore executed and delivered, party of the second part;

WITNESSETH: That

WHEREAS, the Company did by the Original Mortgage, filed for record in the offices of the Auditors of the Counties of Chelan, Clallam, Cowlitz, Douglas, Grant, Grays Harbor, Island, Jefferson, King, Kitsap, Kittitas, Lewis, Mason, Pacific, Pierce, Skagit, Snohomish, Thurston and Whatcom, all in the State of Washington, and left on file as a chattel mortgage in each of said counties, convey and pledge certain property therein described to Old Colony Trust Company, as Trustee, to be held upon the trusts expressed in the Original Mortgage to equally secure an unlimited authorized amount of mortgage bonds issued or to be issued in one or more series, all as more fully provided in the Original Mortgage; and

WHEREAS, the Company has heretofore executed and delivered to the Trustee forty indentures supplemental to the Original Mortgage, the latest thereof being the Fortieth Supplemental Indenture dated as of September 1, 1954; and

WHEREAS, there have been duly executed, certified and delivered from time to time pursuant to the provisions of the Original Mortgage, as from time to time supplemented and modified, Bonds designated as Series A, Series B, Series C and Series D, Series E 6%, and First Mortgage Bonds, 4 1/4% Series due December 1, 1972, First Mortgage Bonds, 3 1/4% Series due March 1, 1977 and First Mortgage Bonds, 3 1/2% Series due 1984, all of which Bonds have been retired and cancelled or payment duly and irrevocably provided therefor, except (a) Seven Million Dollars ($7,000,000) principal amount of Bonds designated as Series E 6%, which have been certified and delivered by the Trustee and are now held by the Company but have not been sold or otherwise disposed of by the Company and which shall be used hereafter by the Company only pursuant to Section 5.04 and only for the purposes set forth in Clauses (1) and (2) of Section 5.05 of the Twenty-fifth Supplemental Indenture until required to be surrendered to and cancelled by the Trustee in accordance with the provisions of Part II of the Fortieth Supplemental Indenture, and (b) Twenty-five Million Dollars ($25,000,000) principal amount of First Mortgage Bonds, 3 1/2% Series due 1984, which are now outstanding; and

WHEREAS, the Company has, since the execution and delivery of the Original Mortgage, acquired and/or constructed certain Additional Property and certain betterments, improvements, developments, extensions and additions to the property described in the Original Mortgage and in the indentures supplemental thereto heretofore executed and delivered to the Trustee by the Company, and desires effectually to subject to the lien of the Original Mortgage, as heretofore and hereby supplemented and modified, and as the same may be modified pursuant to Part II of the Fortieth Supplemental Indenture, all such Additional Property, betterments, improvements, developments, extensions and additions;

NOW, THEREFORE, THIS FORTY-FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

That, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Original Mortgage, as heretofore and hereby supplemented and modified, and pursuant to and in execution of every other power, authority and obligation thereto appertaining and/or enabling, in order to secure the payment of the principal (and premium, if any) and interest of the bonds issued and to be issued under the Original Mortgage, as heretofore and hereby supplemented and modified, and as the same maybe modified pursuant to Part II of the Fortieth Supplemental Indenture, and secured thereby and hereby at any time outstanding according to their tenor and effect, and the performance of all the covenants and conditions therein and herein and in said bonds contained, and for the purpose of confirming the lien of the Original Mortgage, as heretofore and hereby supplemented and modified, and as the same maybe modified pursuant to Part II of the Fortieth Supplemental Indenture, said Puget Sound Power & Light Company, in consideration of the premises and of One Dollar ($1.00) and other good and valuable consideration to it duly paid by the Trustee at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, conveyed, transferred, assigned, remised, released, mortgaged, set over and confirmed and by these presents does grant, bargain, sell, convey, transfer, assign, remise, release, mortgage, set over and confirm unto Old Colony Trust Company, as Trustee, and to its successor or successors in the trust created by the Original Mortgage, as heretofore and hereby supplemented and modified, and as the same maybe modified pursuant to Part II of the Fortieth Supplemental Indenture, and to said Trustee and its assigns forever, for the uses and purposes created by the Original Mortgage, as heretofore and hereby supplemented and modified, and as the same maybe modified pursuant to Part II of the Fortieth Supplemental Indenture, all property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Original Mortgage and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Original Mortgage, which by the terms of the Original Mortgage, as heretofore and hereby supplemented and modified, is subjected or intended to be subjected to the lien thereof, and including also all such property as the Company may hereafter acquire which by the terms of the Original Mortgage, as heretofore and hereby supplemented and modified, and as the same maybe modified pursuant to Part II of the Fortieth Supplemental Indenture, is subjected or intended to be subjected to the lien thereof, excepting from the foregoing, however, all property included within the fore-going general description, whether now owned or hereafter acquired, which by the provisions of the Original Mortgage, as heretofore and hereby supplemented and modified, is excepted or to be excepted from the conveyance and mortgage thereby made or which has heretofore been released from the lien of the Original Mortgage, as heretofore and hereby supplemented and modified, or otherwise disposed of by the Company free from the lien of the Original Mortgage, as heretofore and hereby supplemented and modified, in accordance with the provisions thereof:

INCLUDING NEVERTHELESS in the property hereby conveyed and confirmed to the Trustee (without limiting the generality of the foregoing general description of such property and without prejudice to the conveyance and confirmance of all such property by such general description) the following:

All property, real, personal or mixed, together with all buildings or improvements thereon and the appurtenances thereto, located in the State of Washington, and described below, or conveyed to the Company by the deeds listed on the list of properties and deeds below, to which deeds and the records thereof in the County Auditor’s office of the respective counties in the State of Washington below stated (in all cases where said deeds and/or records are below specified) reference is hereby made for a more particular description of the property hereby conveyed and confirmed to the Trustee and its respective successor or successors and assigns as aforesaid, to wit:

KING COUNTY

						Recorded
Sec.	Twp.	Rge.	Description	Grantor	Date	Vol.	Page
19	21N	5E	South 150 feet of the West 3 acres of the following: The South half of Gov. Lot 8, EXCEPT the westerly 30 feet conveyed to King County for roads recorded under Auditor’s file Nos. 1960102 and 2749760. TOGETHER with portion of abandoned river bed adjacent thereto and lying North of the center line of South 340th St., (12th St. Southeast) extended, and East of the east line of 96th Ave. South (M Street, Southeast), situate in the City of Auburn.	Minnie Giesker, in her sole, separate, and individual capacity	9-15-54	3393	246

WHATCOM COUNTY

						Recorded
Sec.	Twp.	Rge.	Description	Grantor	Date	Vol.	Page
			A triangular tract of land bounded as follows: On the Southwest by the Northeast line of York Street; on the Northwest by the Southeast line of Elk Street (now State Street) as said street is now improved and occupied; on the East by the East line of the E. C. Fitzhugh Donation Claim, situate in the City of Bellingham.	Russell E. Lind and Ida C. Benton	8-12-54	399	735

TO HAVE AND TO HOLD all and singular the said premises, properties, shares, franchises, rights and income and also all other property and interest of any kind and of every nature that, by virtue of any provision hereof or of the Original Mortgage or otherwise, has or shall hereafter become subject to the Original Mortgage, as heretofore and hereby supplemented and modified and as the same may be modified pursuant to Part II of the Fortieth Supplemental Indenture, to the Trustee, its successor or successors and assigns, forever;

BUT IN TRUST NEVERTHELESS, for the equal and proportionate benefit and security (except as otherwise expressly provided) of all present and future holders of the bonds and interest obligations issued and to be issued under and secured by the Original Mortgage, as heretofore and hereby supplemented and modified, and as the same maybe modified pursuant to Part II of the Fortieth Supplemental Indenture, and to secure the payment of such bonds and the interest thereon, in accordance with the provisions of said bonds and of the Original Mortgage, as heretofore and hereby supplemented and modified, and as the same maybe modified pursuant to Part II of the Fortieth Supplemental Indenture, without priority or distinction as to lien or otherwise of any bonds over any other bonds so that, except as otherwise expressly provided, the principal (and premium, if any) and interest of every such bond shall be equally and proportionately secured by the Original Mortgage, as heretofore and hereby supplemented and modified, and as the same maybe modified pursuant to Part II of the Fortieth Supplemental Indenture, as if all said bonds had been issued, sold and delivered for value simultaneously with the execution of the Original Mortgage, and to secure the performance of and compliance with the covenants and conditions of the Original Mortgage, as heretofore and hereby supplemented and modified, and as the same maybe modified pursuant to Part II of the Fortieth Supplemental Indenture, and under and subject to the provisions and conditions and for the uses hereinafter and in the Original Mortgage, as heretofore supplemented and modified, and as the same maybe modified pursuant to Part II of the Fortieth Supplemental Indenture, set forth.

Although this Forty-first Supplemental Indenture is dated for convenience and for the purpose of reference as of December 1, 1954, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

In order to facilitate the recording and filing of this Forty-first Supplemental Indenture, the same maybe simultaneously executed in several counterparts and each shall be deemed to be an original and such counter-parts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, Puget Sound Power & Light Company has caused this Forty-first Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Clerk or Assistant Clerk or its Secretary or one of its Assistant Secretaries, and Old Colony Trust Company in token of its acceptance of the trust hereby created has caused this Forty-first Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents, and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, all on the 6th day of December, 1954, but as of the day and year first above written.

Attest:	PUGET SOUND POWER & LIGHT COMPANY

/s/ WALTER S. ZACHARY	By	/s/ C. PATRICK JOHNSON
Assistant Secretary		Vice President

Puget Sound Power & Light Company
Massachusetts 1912
(Corporate Seal)

Attest:	OLD COLONY TRUST COMPANY

/s/ R. D. FISHER	By	/s/ H. S. PARKER
Assistant Secretary		Vice President

Old Colony Trust Company
Boston
Incorporated 1890 Mass.
(Corporate Seal)

STATE OF WASHINGTON	)
	)	SS
COUNTY OF KING	)

On this 6th day of December, 1954, before me personally appeared C. P. Johnson and Walter S. Zachary, to me known to be a Vice President and an Assistant Secretary, respectively, of Puget Sound Power & Light Company, one of the corporations that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

H. E. Klein, Notary Public	/s/ H. E. KLEIN
State of Washington Commission expires Mar. 15, 1956 (Notarial Seal)	Notary Public in and for the State of Washington, residing at Seattle

STATE OF WASHINGTON	)
	)	SS
COUNTY OF KING	)

C. P. Johnson and Walter S. Zachary, being duly sworn each for himself on oath deposes and says that he, the said C. P. Johnson is and at the time of the execution of the foregoing Supplemental Indenture was a Vice President of Puget Sound Power & Light Company, a corporation and the mortgagor therein named, and the same person who as such Vice President executed said Supple-mental Indenture in behalf of said corporation; that he, the said Walter S. Zachary is and at the time of the execution of said Supplemental Indenture was an Assistant Secretary of said corporation, the said mortgagor, and the same person who as such Assistant Secretary attested such Supplemental Indenture on behalf of said corporation; and that the said Supplemental Indenture is made in good faith and without any design to hinder, delay or defraud creditors or any creditor of said corporation.

/s/ C. P. JOHNSON

/s/ WALTER S. ZACHARY

Subscribed and sworn to before me this 6th day of December, 1954

H. E. Klein, Notary Public	/s/ H. E. KLEIN
State of Washington Commission expires Mar. 15, 1956 (Notarial Seal)	Notary Public in and for the State of Washington, residing at Seattle

COMMONWEALTH OF MASSACHUSETTS	)
	)	SS
COUNTY OF SUFFOLK	)

On this 8th day of December, 1954 before me personally appeared H. S. Parker and R. D. Fisher, to me known to be a Vice President and an Assistant Secretary, respectively, of Old Colony Trust Company, one of the corporations that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

John J. Walsh	/s/ JOHN J. WALSH
Notary Public for the Commonwealth of Massachusetts U.S.A. (Notarial Seal)	Notary Public My commission expires November 5, 1960

TO COUNTY AUDITOR:

This instrument is a mixed real and chattel mortgage. Record as a real mortgage and file and index as chattel mortgage.

OLD COLONY TRUST COMPANY, Trustee

/s/ R. D. FISHER
Assistant Secretary